                           5% CONVERTIBLE DEBENTURES

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No. CD-__                                                     $ ________________



                               AGRIBIOTECH, INC.

                5% CONVERTIBLE DEBENTURES DUE DECEMBER 30, 2001

     AgriBioTech, Inc., a Nevada corporation (the "Issuer"), for value received
                                                   ------
hereby promises to pay to ____________or its registered assigns the principal sum of ____________Dollars at the Issuer's office or agency for said purpose in New York, New York on December 30, 2001 in such coin or currency (or, as provided herein, at the Holder's option in Common Stock) of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the last address of the Holder (as defined herein) last appearing on the Register (as defined herein).

     This Security is one of a duly authorized issue of 5% Convertible Debentures, due December 30, 2001 of the Issuer (the "Security") referred to in
                                                      --------
the Securities Purchase Agreement (the "Purchase Agreement") dated as of
                                        ------------------
December 30, 1998 by and among the Issuer and the Purchasers listed on Schedule I thereto. The Securities are subject to the terms and conditions of the Purchase Agreement. The Issuer agrees to issue from time to time replacement Securities in the form hereof to facilitate any transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Issuer, the Issuer also agrees to issue replacement Securities for securities which have been lost, stolen, mutilated or destroyed.

     The Issuer shall keep at its principal office a register (the "Register")
                                                                    --------
in which shall be entered the names and addresses of the registered holders of the Securities and particulars of the respective Securities held by them and of all transfers of such Securities. References to the "Holder" or "Holders" shall
                                                     ------      -------
mean the Person listed in the Register as the payee of any Security unless the payee shall have presented such Security to the Issuer for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The ownership of the Securities shall be proven by the Register, absent manifest error. For the purpose of paying interest and principal on the Securities, the Issuer shall be entitled to rely on the names and addresses in the Register and notwithstanding anything to the contrary contained in this Security, no Event of Default shall occur under Section 3.1 if payment of principal is made in accordance with the names and addresses and particulars contained in the Register.

     No provision of this Security shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Security at the place, times, rate, and in the currency, herein prescribed.

     The principal of this Security shall bear interest at the rate of 5% per annum (the "Interest Rate") which shall accrue daily from the most recent
            -------------
Interest Payment Date to which interest has been paid on this Security, or if no interest has been paid on this Security from the date hereof until payment in full of the principal amount has been made and be payable in cash semi-annually on July 1 and January 1 of each year (an "Interest Payment Date"), commencing on
                                          ---------------------
July 1, 1999, to the Holder hereof until the principal amount is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Holder of the Security at the close of business on the Record Date for the interest payable on such Interest Payment Date. The "Record Date" for any interest payment is the
                                  -----------
close of business on December 15 or June 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such Interest is payable.

     Any amounts that have become due and payable hereunder and remain unpaid by the Issuer shall accrue interest thereafter until payment in full of such amount at the rate of twenty percent (20%) (the "Default Rate") per annum and shall be
                                          ------------
payable upon demand by the Holder.

     Interest, whether at the Interest Rate or the Default Rate, will be computed on the basis of a fraction, the denominator of which is 365 (or 366 for any leap year) and the numerator of which is the actual number of days elapsed from the date such interest begins to accrue, in the case of the Interest Rate, or becomes due and payable, in the case of the Default Rate.

     Each of the Interest Rate and the Default Rate shall be effective both before and after any judgment may be rendered in a court of competent jurisdiction, provided, however, that if either the Interest Rate or Default
              --------  -------
Rate is deemed to be in excess of the amount permitted to be charged by the Issuer under applicable laws, the Holder shall be entitled to collect an Interest Rate or Default Rate, as the case may be, only at the highest rate permitted by law, and any interest collected by the Holder in excess of such lawful amount shall be deemed a payment in reduction of the principal amount then outstanding under this Security and shall be so applied.

     The principal of, and interest on, this Security are payable in coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, at the last address of the Holder last appearing on the Register, except that interest due on the principal amount, if any (but not interest overdue for more than five days), may, at the Issuer's option be paid in shares of Common Stock calculated based upon the Average Price (as defined herein) on the date such interest was due. It shall be assumed that the Issuer shall elect to make all payments of interest in cash unless the Issuer shall have given written notice to each Holder not less than four (4) Business Days' (as defined herein) prior to the applicable Interest Payment Date of its intention to pay such interest in Common Stock. Notwithstanding anything to the contrary contained herein, the Issuer may not issue shares of Common Stock in payment of the interest on principal if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all other purposes is insufficient to pay interest hereunder in shares of Common Stock or there is an insufficient number of authorized shares of Common Stock reserved (pursuant to Section 3.6(b) of the Purchase Agreement) for issue for full conversion of all of the Debentures issued pursuant to the Purchase Agreement; (ii) such shares are not either registered for resale pursuant to the Registration Statement (as defined in the Registration Rights Agreement (as defined herein)) or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Act, as determined by counsel to the Issuer pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for such shares, subject to receipt from the Holder of a representation from such Holder that it is not an Affiliate (as defined herein) of the Issuer; (iii) such shares are not listed or quoted on the Nasdaq (as defined herein) or a Subsequent Market (as defined herein); (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock as determined in accordance with Section 4.7 hereof; (v) an Event of Default has occurred and is continuing or an event that, with the passage of time or giving of notice or both would constitute an Event of Default, has occurred and is continuing; or (vi) the Issuer has issued the Issuable Maximum (as defined herein) upon conversion of or pursuant to the Debentures issued pursuant to the Purchase Agreement and the Shareholder Approval has not been obtained. In addition, at the Holder's option, any principal payments due hereunder may be paid in shares of Common Stock, which calculation shall be based upon the Average Price on the date such principal was due. Payment of interest on the principal amount in shares of Common Stock is further subject to the provisions of 4.6 hereof.

                                   ARTICLE I

                                  DEFINITIONS

     1.1. Certain Terms Defined. The following terms (except as otherwise
          ---------------------
expressly provided or unless the context otherwise clearly requires) for all purposes of this Security shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted as of the date hereof. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement. The terms defined in this Section 1.1 include the plural as well as the singular.

     "Acceleration Notice" has the meaning set forth in Section 3.1.
      -------------------

     "Affiliate" of any Person means any other Person directly or indirectly
      ---------
controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Appraiser" shall mean a nationally recognized or major regional investment
      ---------
banking firm or firm of independent certified public accountants of recognized standing.

     "Authorization Date" has the meaning set forth in Section 4.9.
      ------------------

     "Average Price" on any date means (x) the sum of the Per Share Market Value
      -------------
for the ten (10) Trading Days immediately preceding such date minus (y) the highest and lowest Per Share Market Value during the ten (10) Trading Days immediately preceding such date, divided by (z) eight (8).

     "Board of Directors" means either the Board of Directors of the Issuer or
      ------------------
any committee of such Board duly authorized to act hereunder.

     "Business Day" means any day except a Saturday, Sunday or other day on
      ------------
which commercial banks in the City of New York are authorized or required by law to close.

     "Capital Stock" means, with respect to any Person, any and all shares,
      -------------
interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Original Issue Date, including, without limitation, all Common Stock and all Preferred Stock.

     "Change of Control" means any event or series of events by which (i) any
      -----------------
Person or Persons and any Affiliates of such Person or Persons acting in concert (including a "group" as such term is used in Section 13(d)(3) of the Exchange
Act) shall acquire, directly or indirectly, through a merger or other transaction, outstanding shares of voting capital stock of the Issuer, enabling such Person or Persons to cast more than 50% of the votes necessary for the election of directors of the Issuer or possessing in excess of 50% of the total combined voting power of the voting capital of the Issuer, provided, however,
                                                           --------  -------
that the accumulation of any voting capital stock of the Issuer by any Person or Persons listed on the Issuer's Form 10-K filed with the Commission for the Issuer's fiscal year ending June 30, 1997 as owning five percent (5%) or more of the Issuer's outstanding common stock on such date (or by any Affiliates of such Person or

Persons) or by any Person or Affiliate thereof who has filed a Schedule 13D or 13G with the Commission as of the Closing Date shall not be deemed a Change of Control; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of the period constituted the Board of Directors of the Issuer (or new directors whose election by the Issuer's directors (or whose nomination for election by the Issuer's stockholders) was approved by two-thirds (2/3) of the Issuer's directors then still in office who were either directors at the beginning of the period or were previously approved under this procedure) cease to constitute a majority of the Board of Directors of the Issuer then in office.

     "Common Stock" means the common stock, par value $.001 per share, of the
      ------------
Issuer.

     "Converted Debentures" has the meaning set forth in Section 3.1.
      --------------------

     "Convertible Securities" has the meaning set forth in Section 4.5(g)(ii).
      ----------------------

     "Conversion Date" has the meaning set forth in Section 4.4(a).
      ---------------

     "Conversion Default" has the meaning set forth in Section 4.9.
      ------------------

     "Conversion Default Date" has the meaning set forth in Section 4.9.
      -----------------------

     "Conversion Default Payments" has the meaning set forth in Section 4.9.
      ---------------------------

     "Conversion Price" has the meaning set forth in Section 4.2.
      ----------------

     "Credit Facility" means that certain Loan and Security Agreement, dated
      ---------------
June 23, 1998, by and between the Issuer, BankAmerica Business Credit, Inc, as Agent, and the other parties named therein, as amended or replaced by another revolver credit facility.

     "Debt" of any Person means, at any date, without duplication, (i) all
      ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, provided that for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the fair market value of such asset, (vii) all Debt of others guaranteed by such Person, and (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

     "Debenture Shares" has the meaning set forth in the Purchase Agreement.
      ----------------

     "Default Rate" has the meaning set forth in the sixth paragraph hereof.
      ------------

     "Determination Date" has the meaning set forth in Section 4.6.
      ------------------

     "Event of Default" has the meaning set forth in Section 3.1.
      ----------------

     "Excess Amount" has the meaning set forth in Section 4.9.
      -------------

     "Excess Principal" has the meaning set forth in Section 4.6.
      ----------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "GAAP" or "generally accepted accounting principles" means generally
      ----      ----------------------------------------
accepted accounting principles in the United States, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Holder", "Holder of Securities", "Securityholder" or other similar terms
      ------    --------------------    --------------
means the registered holder of any Security.

     "Incurrence" means the incurrence, creation, assumption or in any other
      ----------
manner becoming liable with respect to, or the extension of the maturity of or becoming responsible for the payment of, any Debt. "Incur" shall have a comparable meaning.

     "Interest Payment Date" has the meaning set forth in the fifth paragraph
      ---------------------
hereof.

     "Interest Rate" has the meaning set forth in the fifth paragraph hereof.
      -------------

     "Issuable Maximum" has the meaning set forth in Section 4.6.
      ----------------

     "Issuer" has the meaning set forth in the first paragraph hereof.
      ------

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Security, the Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Mandatory Prepayment Amount" for any Security means the greater of (i) the
      ---------------------------
sum of (x) 120% of the principal amount of the Security to be prepaid and (y) all other amounts, costs, interest, expenses and liquidated damages due in respect of such principal amount and (ii) the sum of (x) at the option of the Holder, either (I) the principal amount of the Security to be repaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the date the Mandatory Prepayment Amount is demanded or otherwise due, multiplied by the Average Price on the date the Mandatory Prepayment Amount is demanded or otherwise due or (II) the principal amount of the Security to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, multiplied by the Average Price on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, and (y) all other amounts, costs, interest, expenses and liquidated damages due in respect of such principal amount.

     "Maturity Date" means the date on which the principal of a Security becomes
      -------------
due and payable as herein provided, whether on the Stated Maturity Date or pursuant to acceleration upon an Event of Default.

     "Nasdaq" means the Nasdaq National Market.
      ------

     "Notice of Issuer Redemption" has the meaning set forth in Section 5.3
      ---------------------------
hereof.

     "Notice of Conversion" has the meaning set forth in Section 4.2.
      --------------------

     "Options" has the meaning set forth in Section 4.5(g)(ii).
      -------

     "Original Issue Date" of any Security (or portion thereof) means the
      -------------------
earlier of (i) the date of such Security and (ii) the date of any Security (or portion thereof) for which such security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

     "Payment Blockage Notice" has the meaning set forth in Section 6.2(b).
      -----------------------

     "Payment Due Date" has the meaning set forth in Section 4.5(h).
      ----------------

     "Per Share Market Value" means (i) on any particular date the closing bid
      ----------------------
price per share of the Common Stock on such date (as reported by Bloomberg Information Services, Inc., or any successor reporting service) on Nasdaq or, if the Common Stock is not then quoted on Nasdaq, any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date or (ii) if the Common Stock is not listed then on Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Security; provided, however, that the Issuer, after receipt of the determination
          --------  -------
by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all
                                               --------  -------
determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

     "Permitted Liens" means (a) Liens securing Debt incurred under the Credit
      ---------------
Facility, (b) Liens securing Debt to vendors of equipment, (c) Liens listed on
Schedule 2.1(s) to the Purchase Agreement, (d) Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (e) any Lien on property or assets of the Issuer in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute, (f) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles), (g) any title exception, easement or other similar Lien that does not materially impair the use of the property subject thereto in the ordinary course of business of the Issuer or its Subsidiaries, (h) any Lien to secure obligations under workmen's compensation laws or similar laws, including any Lien with respect to judgments which are not currently dischargeable, (i) any statutory warehousemen's, materialmen's or similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by generally accepted accounting principles, (j) any judgment or other similar Liens arising in connection with court proceedings to the extent the attachment or enforcement of such Liens would not result in an Event of Default hereunder, and (k) Liens or claims arising under the Food Security Act or as a result of Issuer's purchase of farm products, including seed.

     "Person" means an individual, a corporation, a partnership, an association,
      ------
a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares,
      ---------------
interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Security, and includes, without limitation, all classes and series of preferred or preference stock.

     "principal", wherever used with reference to the Securities or any Security
      ---------
or any portion thereof, shall be deemed to include "and premium, if any."

     "Property" of any Person means all types of real, personal, tangible,
      --------
intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under generally accepted accounting principles.

     "Purchase Agreement" means that Securities Purchase Agreement dated as of
      ------------------
December 30, 1998 by and among the Issuer and the Purchasers.

     "Purchase Price" means, with respect to any Security, the purchase price
      --------------
paid to the Issuer upon issuance of such Security.

     "Purchasers" has the meaning ascribed thereto in the Purchase Agreement.
      ----------

     "Record Date" has the meaning set forth in the fifth paragraph hereof.
      -----------

     "Redemption Date" has the meaning set forth in Section 5.3 hereof.
      ---------------

     "Redemption Notice Date" has the meaning set forth in Section 5.1 hereof.
      ----------------------

     "Redemption Price" has the meaning set forth in Section 5.1 hereof.
      ----------------

     "Register" has the meaning set forth in the third paragraph hereof.
      --------

     "Registration Rights Agreement" means that Registration Rights Agreement
      -----------------------------
dated as of December 30, 1998 by and among the Issuer and the Purchasers.

     "Reserved Amount" has the meaning set forth in Section 4.9.
      ---------------

     "Security" or "Securities" has the meaning set forth in the second
      ------------------------
paragraph hereof.

     "Senior Indebtedness" means the Credit Facility and the bridge loan
      -------------------
existing on the date hereof with DeutscheBank A.G.

     "Shareholder Approval" has the meaning set forth in Section 4.6.
      --------------------

     "Stated Maturity Date" means December 30, 2001.
      --------------------

     "Stock Option Plan" means any contract, plan or agreement which has been
      -----------------
approved by the Board of Directors of the Issuer, pursuant to which the Issuer's securities may be issued to any employee, officer, director, consultant or other Person with a business relationship with the Issuer.

     Subsidiary" means, with respect to any Person, any corporation or other
     ----------
entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Subsequent Market" means the New York Stock Exchange, American Stock
      -----------------
Exchange or Nasdaq Smallcap Market.

     "Trading Day" means (a) a day on which the Common Stock is traded on Nasdaq
      -----------
or, if the Common Stock is not then designated on Nasdaq, on such Subsequent Market on which the Common Stock is then listed or quoted or (b) if the Common Stock is not listed on Nasdaq or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter Market, as reported by the OTC Bulletin Board, or (c) if the Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions or reporting prices) provided, however that in any event that the Common Stock is not listed or quoted as set forth in (a), (b), or (c) hereof, then a Trading Day shall mean any Business Day.

     "Underlying Shares" has the meaning set forth in Section 4.5(g)(i).
      -----------------

     "Valuation Event" has the meaning set forth in Section 4.5(g)(vi)(A).
      ---------------

     "Void Redemption Notice" has the meaning set forth in Section 5.4 hereof.
      ----------------------

     "Warrants" has the meaning set forth in the Purchase Agreement.
      --------


                                  ARTICLE II

                            PAYMENT; THE SECURITIES

     2.1. Payment of Principal and Interest. The Issuer covenants and agrees
          ---------------------------------
that it will duly and punctually pay or cause to be paid the principal and interest on overdue principal (to the extent enforceable under applicable law), with respect to each of the Securities at the place or places, at the respective times and in the manner provided in the Securities.

     2.2. Mutilated, Defaced, Destroyed, Lost and Stolen Securities.  In case
          ---------------------------------------------------------
any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer shall execute and deliver a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security. In every case the applicant for a substitute Security shall furnish to the Issuer such security or indemnity as it may reasonably require to indemnify and defend and to save it harmless and, in every case of destruction, loss or theft evidence to the Issuer's satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, or is being surrendered for conversion in full shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, with the holder's consent, pay or authorize the payment or conversion of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer such security or indemnity as it may reasonably require to save it harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer evidence to the Issuer's reasonable satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Security equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     2.3.  Cancellation of Securities; Destruction Thereof.  All Securities
           -----------------------------------------------
surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Issuer for cancellation, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Security. The Issuer shall destroy canceled Securities held by it and deliver a certificate of destruction to the Holder, unless otherwise required. If the Issuer shall acquire any of the Securities, such acquisition alone shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until such indebtedness is satisfied.

                                  ARTICLE III

                                   DEFAULTS

     3.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default.
          ---------------------------------------------------------------------
In case one or more of the following events ("Events of Default") (whatever the
                                              -----------------
reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

     a. default in the payment of all or any part of the principal of or interest on overdue principal on, any of the Securities as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

     b. failure on the part of the Issuer to duly observe or perform any other of the covenants or agreements on the part of the Issuer (or the making by the Issuer of any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) contained in this Security (including the failure to issue Common Stock upon conversion of this Security in accordance with the terms hereof) or the Purchase Agreement or the Registration Rights Agreement for a period of two
(2) Business Days (other than with respect to an announcement, statement or threat) after the date on which any officer of the Issuer shall have obtained actual knowledge of such failure (or such announcement, statement or threat) or after written notice thereof has been given to the Issuer by the Holder; or

     c. there shall have occurred with respect to any issue or issues of Debt of the Issuer and/or one or more Subsidiaries having an outstanding principal amount of $500,000 or more in the aggregate for all such issues of all such Persons, whether such Debt now exists or shall hereafter be created, an event of default which has caused the holder thereof to declare such debt to be due and payable prior to its stated maturity and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled within thirty (30) days of such acceleration; or

     d. a judgment or order (not covered by insurance) for the payment of money shall be rendered against the Issuer or any Subsidiary of the Issuer in excess of $1,000,000 in the aggregate for all such judgments or orders against all such Persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding and there shall be any period of thirty (30) consecutive days following entry of the judgment or order in excess of $1,000,000 or the judgment or order which causes the aggregate amount described above to exceed $1,000,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     e. a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any of its subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Subsidiaries or for any substantial part of the property of the Issuer or any of its Subsidiaries or ordering the winding up or liquidation of the affairs of the Issuer or any of its Subsidiaries, and such decree or order shall remain unstayed and in effect for a period of forty-five (45) consecutive days; or

     f. the Issuer or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Subsidiaries or for any substantial part of the property of the Issuer or any of its Subsidiaries, or the Issuer or any of its Subsidiaries shall make any general assignment for the benefit of creditors; or

     g. any representation, warranty, certification or statement made by the Issuer in the Purchase Agreement or in any certificate, financial statement or other document delivered pursuant to the Purchase Agreement shall prove to have been incorrect in any material respect when made; or

     h. the Common Stock shall be delisted from Nasdaq or shall be suspended from trading on Nasdaq without resuming trading and/or being relisted thereon or on a Subsequent Market or having such suspension lifted, as the case may be, within ten (10) Business Days; or

     i. a Registration Statement for the Underlying Securities (each as defined in the Purchase Agreement) shall not have been declared by the Securities and Exchange Commission on or prior to the 30th day after the Effectiveness Date (as defined in the Registration Rights Agreement) or after its initial effectiveness, such Registration Statement lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Issuer's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period; or

     j. a Change of Control shall occur; or

     k. an Event of Default has occurred and is continuing under any of the other Debentures issued pursuant to the Purchase Agreement;

     then, in each and every such case (other than an Event of Default specified in Section 3.1(e) or 3.1(f) hereof), unless the principal shall have already become due and payable, by notice in writing to the Issuer (the "Acceleration
                                                                 ------------
Notice"), a Holder may declare the entire principal amount of the Securities
------
owned by such Holder and any interest accrued thereon (and the aggregate amounts described below) to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in Section 3.1(e) or 3.1(f) occurs, the principal of and any accrued interest on the Securities (and the aggregate amounts described below) shall become and be immediately due and payable without any declaration or other act on the part of any Securityholder. In the event that the Issuer shall not have promptly, but in any event within five (5) Business Days upon receipt of an Acceleration Notice, paid the Holder the amount specified below, the Conversion Price shall automatically be adjusted to equal the average Per Share Market Value of the Common Stock during the preceding thirty (30) consecutive Trading Days immediately preceding the date of computation; provided, that such Per
                                                    --------
Share Market Value is lower than the Conversion Price.

     The aggregate amount payable upon an Event of Default described in Section 3.1(a), (e), (f) and (i) shall be equal to the sum of (i) the Mandatory Prepayment Amount plus (ii) at the option of the Holder, the Mandatory Prepayment Amount for the principal amount of the Securities (the "Converted
                                                                   ---------
Debentures") that would then be held by such Holder had the principal amount of
----------
Securities converted into Underlying Shares that are then held by the Holder not been so converted; provided, that the Holder shall not be entitled to a
                   --------
Mandatory Prepayment Amount with respect to Converted Debentures if both the following have occurred: (i) prior to the occurrence of an Event of Default, the Underlying Shares into which the Converted Debentures were converted had been held by the Holder for more than thirty (30) days and (ii) prior to the occurrence of the Event of Default and after receipt by the Holder of the Underlying Shares that are held by the

Holder at the time of the occurrence of the Event of Default, the Registration Statement with respect to such Underlying Shares had been continuously effective, and the Common Stock has been quoted on Nasdaq, for more than thirty
(30) days.

     The aggregate principal amount payable on each Event of Default other than as described in Section 3.1(a), (e), (f) and (i) shall be equal to the sum of
(i) the Mandatory Prepayment Amount plus (ii) at the option of the Holder, the Mandatory Prepayment Amount for the Converted Debentures that would then be held by such Holder had the principal amount of Securities converted into Underlying Shares (as defined herein) that are then held by the Holder not been so converted; provided, that the Holder shall not be entitled to a Mandatory
           --------
Prepayment Amount with respect to Converted Debentures if prior to the occurrence of an Event of Default, the Underlying Shares into which the Converted Debentures were converted had been held by the Holder for more than three (3) Trading Days.

     For purposes of this Section 3.1, principal amount of the Securities are outstanding until such date as the Holder shall have been issued Underlying Shares upon a conversion (or attempted conversion) thereof. Interest shall accrue on the prepayment amount hereunder from the day after such amount is due (being the date of an Event of Default) through the date of payment in full thereof at the rate of 20.0% per annum, accruing daily from the date of conversion until such amount, plus any interest thereon, if any, is paid in full. Payment of the Mandatory Prepayment Amount pursuant to this Section 3.1 shall be in addition to any other amounts that may be due to the Holder pursuant to this Security. Within three (3) Business Days of receipt by the Holder of payments of amounts due to the Holder, (i) the Holder shall return the Securities to the Issuer and (ii) in the event the Mandatory Prepayment Amount relates to the Converted Debentures, the Holder shall return the Underlying Shares into which such Converted Debentures were converted. In the event of the occurrence of an Event of Default, the Holder need not provide and the Issuer hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

     Upon delivery of any Acceleration Notice to the Issuer, the Issuer shall provide a copy of such notice to the other Holders, if any, within one (1) Business Day of the Issuer's receipt thereof. Failure to deliver such notice shall not affect the validity of the notice delivered by the Holders in accordance with the provisions referred to above.

     3.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of
          ---------------------------------------------------------------
Default. No right or remedy herein conferred upon or reserved to the Holders is
-------
intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Holders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Securities or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

                                  ARTICLE IV

                             EXCHANGE; CONVERSION

     4.1. Right of Securityholders to Exchange Securities.  Subject to and upon
          -----------------------------------------------
compliance with the provisions of this Section, this Security is exchangeable for an equal principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same; provided,
                                                                 --------
however, that no exchanges shall be made for Debentures in denominations of less
-------
than $10,000. No service charge will be made for such registration of transfer or exchange.

     4.2. Right of Securityholders to Convert Securities into Common Stock.
          ----------------------------------------------------------------
Subject to and upon compliance with the provisions of this Section, the principal amount of this Security, or any portion in excess of $10,000 thereof (and any accrued but unpaid interest thereon) may, at any time and at or before the close of business on the Maturity Date be converted into duly authorized, validly issued, fully-paid and nonassesable shares of Common Stock at $13.68 (the "Conversion Price"), or, in case an adjustment in the Conversion Price and,
      ----------------
if applicable, the securities or other property issuable upon conversion has taken place pursuant to Article III or IV or V hereof, then at the applicable Conversion Price and in such securities or other property as so adjusted, upon surrender of the Security or Securities, if required, the principal amount of which is so to be converted, to the Issuer at any time during usual business hours at the Issuer's offices, accompanied by a written notice of election to convert as provided in the form attached hereto as Exhibit A (a "Notice of
                                                                 ---------
Conversion").
----------

     4.3. Adjustment for Dividends. No payment or adjustment will be made for
          ------------------------
dividends on any Common Stock except as provided herein. On conversion of a Security, that portion of interest accrued and unpaid attributable to the period from the Original Issuance Date to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be paid in full to the Holder thereof by the payment of an amount of cash or shares of Common Stock valued at the Average Price equal thereto. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

     4.4. Issuance of Shares Upon Conversion.
          ----------------------------------

     a. As promptly as practicable, but in any event no later than two (2) Trading Days after delivery of a Notice of Conversion and, if required, the surrender, as herein provided, of any Security or securities for conversion, the Issuer shall deliver or cause to be delivered to, or upon the written order of, the holder of the Security or securities so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassesable shares of Common Stock, into which such Security or Securities may be converted in accordance with the provisions of this Article IV. Such conversion shall be deemed to have been made at the time and on the date the Notice of Conversion is delivered to the Issuer, provided, that if required the Security or Securities being converted are
--------
promptly delivered to the Issuer and the rights of the Holder of such Security or Securities as a Holder (subject to the Issuer's satisfaction of its obligations hereunder with respect to such conversion) shall cease at such time with respect to the Converted Debentures and, the Person or Persons entitled to receive the shares of Common Stock, upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time (the "Conversion Date").
                                                        ---------------
Subject to paragraph 4.4(b), in the case of any Security which is converted in part only, upon such conversion the Issuer shall execute and deliver to the holder thereof, as requested by such holder, a new Security or securities of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties hereto agree that in the event that the Issuer fails to deliver the shares of Common Stock required to be issued upon the conversion of such Security or Securities pursuant to this Section 4.4 within the two (2) Trading Day period referred above, the Issuer shall pay to the Holder upon demand an amount of cash (at the Holder's option) equal to: (i) the commissions, discounts and similar expenses of the Holder in purchasing the number of shares of Common Stock no greater than the number of shares of Common Stock required to be issued upon the conversion of the Security or Securities, or (ii) the product of (w) the number of shares of Common Stock required to be issued upon the conversion of the Security or Securities and (x) the Per Share Market Value of such shares on the Conversion Date, (y) the number of days after such two (2) day period that such shares are not delivered to the Holder, multiplied by (z) 0.005.

     b. Notwithstanding anything to the contrary set forth herein, upon conversion of a Security in accordance with the terms thereof, the Holder shall not be required to physically surrender the Security to the Issuer unless the entire unpaid principal amount of the Security is so converted. The Holder and the Issuer shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Issuer, so as not to require physical surrender of the Security upon each such conversion. In the event of any dispute or discrepancy, such records of the Issuer shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of the Security is converted as aforesaid, the Holder may not transfer the Security unless the Holder first physically surrenders the Security to the Issuer, whereupon the Issuer shall forthwith issue and deliver upon the order of the Holder a new Security of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of the Security. The Holder and any assignee, by acceptance of the Security, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of a Security, the unpaid and unconverted principal amount of such Security represented by such Security may be less than the amount stated on the face thereof.

     c. In lieu of delivering physical certificates representing the Debenture Shares, provided the Issuer's transfer agent is participating in the Depositary
        --------
Trust Issuer Fast Automated Securities Transfer ("FAST") program, upon request
                                                  ----
of the Holder and in compliance with the provisions of Sections 4.1, 4.2 and 4.4, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of the Security to the Holder by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

     4.5. Adjustment of Conversion Price. In addition to any adjustment to the
          ------------------------------
Conversion Price provided elsewhere in this Security, the Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     a. Common Stock Dividends; Common Stock Splits; Reverse Common Stock
        -----------------------------------------------------------------
Splits.  If the Issuer, at any time while this Security is outstanding, (a)
------
shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of Capital Stock of the Issuer, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph 4.5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     b. Rights; Warrants.  If the Issuer, at any time prior to the Maturity
        ----------------
Date, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

     c. Certain Events. In case of (A) any reclassification of the Common Stock,
        --------------
(B) any consolidation or merger of the Issuer with or into another Person pursuant to which (i) a majority of the Issuer's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 51% of the outstanding shares of the Capital Stock of the surviving entity will be held by the same shareholders of the Issuer prior to such consolidation or merger, (C) the sale or transfer of all or substantially all of the assets of the Issuer or (D) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (clauses
(A) through (D) above referred to as an "Event"), the Holder shall have the
                                         -----
right thereafter to convert the Security for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Event, and the Holder shall be entitled upon such Event to receive such amount of securities, cash or property as the shares of the Common Stock of the Issuer into which the Security could have been converted immediately prior to such Event would have been entitled. Prior to the consummation of an Event, the Issuer shall make appropriate provisions (in form and substance satisfactory to the Holders of Securities representing a majority of the principal amount of the Securities then outstanding) to insure that each of the Holders of the Securities will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Securities such shares of stock, securities or assets that would have been issued or payable in such Event with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Securities as of the date of such Event (without taking into account any limitations or restrictions on the convertibility of the Securities).

     d. Rounding.  All calculations under this Section 4.5 shall be made to the
        --------
nearest cent or the nearest l/l00th of a share, as the case may be.

     e. Notice of Adjustment.  Whenever the Conversion Price is adjusted
        --------------------
pursuant to paragraphs 4.5(a), (b) or (c), the Issuer shall promptly mail to the holder of this Security, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     f. Reclassification, Etc.  If:
        ----------------------

          (i) the Issuer shall declare a dividend (or any other distribution) on its Common Stock; or

          (ii) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          (iii) the Issuer shall authorize the granting to all the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any rights; or

          (iv) the approval of any shareholders of the Issuer shall be required in connection with any reclassification of the Common Stock of the Issuer, any consolidation or merger to which the Issuer is a party, any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (v) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer;

then the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Security, and shall cause to be mailed to the holder of this Security, at least ten (10) Business Days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any
                --------  -------
defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     g. Adjustment to Conversion Price.  In order to prevent dilution of the
        ------------------------------
rights granted under this Security, at any time prior to the Maturity Date, the Conversion Price will be subject to adjustment from time to time as provided in this Section 4.5(g).

          (i) Adjustment of Conversion Price upon Issuance of Common Stock. If
              -------------------------------------------------------------
at any time the Issuer issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the shares of Common Stock underlying the Warrants or the Securities or shares issued upon exercise of the Warrants or conversion of the Securities (collectively, the "Underlying Shares")) or shares
                                                 -----------------
of Common Stock deemed to have been issued by the Issuer in connection with a Stock Option Plan, or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another Person), for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale and for a period of five (5) Trading Days after the date the Holders receive written notice from the Company of such issuance or sale, the Conversion Price then in effect shall be reduced to an amount equal to the consideration per share of

Common Stock in such issuance or sale; provided, however, that such five (5)
                                       --------  -------
Trading Day period shall be tolled during any period in which the Holders shall be unable to sell such Securities under an effective Registration Statement. The Conversion Price of any Security not converted during such five (5) Trading Day period shall automatically revert on the day after such five (5) Trading Day period to the last Conversion Price immediately prior to such five (5) Trading Day period, subject to adjustments as provided herein.

     (ii) Issuance of Options.  If at any time the Issuer in any manner grants
          -------------------
any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Issuer in connection with a Stock Option Plan, or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement, or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another Person) (such rights or options being herein called "Options" and such convertible or exchangeable stock or
                     -------
securities being herein called "Convertible Securities") and the price per share
                                ----------------------
for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to such grant, then immediately after such issuance or sale and for a period of five (5) Trading Days after the date the Holders receive written notice from the Company of such issuance or sale, the Conversion Price then in effect shall be reduced to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. The Conversion Price of any Security not converted during such five (5) Trading Day period shall automatically revert on the day after such five (5) Trading Day period to the last Conversion Price immediately prior to such five (5) Trading Day period, subject to adjustment as provided herein; provided, however, that
                                                      --------  -------
such five (5) Trading Day period shall be tolled during any period in which the Holders shall be unable to sell such Securities under an effective Registration Statement. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

     (iii) Issuance of Convertible Securities.  If at any time the Issuer in any
           ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Issuer in connection with a Stock Option Plan, shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement, shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another Person) is less than the Conversion Price in effect immediately prior to issuance or sale, then immediately after such issuance or sale and for a period of five (5) Trading Days after the date the Holders receive written notice from the Company of such issuance or sale, the Conversion Price then in effect shall be reduced to an amount equal to the price per share for which the Common Stock is issuable upon the conversion or exchange of such Convertible Securities. The Conversion Price of any Security not converted during such five (5) Trading Day period shall automatically revert on the day after such five (5) Trading Day period to the last Conversion Price immediately prior to such five (5) Trading Day period, subject to adjustment as provided herein; provided, however, that such five (5)
                                          --------  -------
Trading Day period shall be tolled during any period in which the Holders shall be unable to sell such Securities under an effective Registration Statement.

     (iv) Change in Option Price or Rate of Conversion.  If there is a change at
          --------------------------------------------
any time in (i) the Purchase Price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change in option price or rate of conversion and for a period of five (5) Trading Days after the Holders receive notice thereof, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed Purchase Price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. The Conversion Price of any Security not converted during such five (5) Trading Day period shall automatically revert on the day after such five (5) Trading Day period to the last Conversion Price immediately prior to such five (5) Trading Day period; provided, however, that such five (5) Trading Day period shall be tolled during
--------  -------
any period in which the Holders shall be unable to sell such Securities under an effective Registration Statement. Notwithstanding the foregoing, no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

     (v) Adjustment to Conversion Price Prior to Effectiveness Date.
         ----------------------------------------------------------
Notwithstanding anything to the contrary contained herein, in the event of an occurrence of any of the events specified in Sections 4.5(g)(i)-

(iv) herein prior to the Effectiveness Date of the Registration Statement (as such terms are defined in the Registration Rights Agreement), the Conversion Price (i) shall not revert to the original Conversion Price following such five
(5) Trading Day period described herein, and (ii) shall remain subject to further adjustment in accordance with the terms of this Security.

     (vi) Effect on Conversion Price of Certain Events.  For purposes of
          --------------------------------------------
determining the adjusted Conversion Price under this Section 4.5(g), the following shall be applicable:

          (A) Calculation of Consideration Received.  If any Common Stock,
              -------------------------------------
     Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Issuer therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Issuer will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Issuer will be the arithmetic average of the Per Share Market Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Issuer is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Issuer and the Holders of Securities representing a majority of the aggregate principal amount of Securities then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the
                                                      ---------------
     fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an Appraiser selected in good faith by the Issuer. The determination of such Appraiser shall be binding upon all parties absent manifest error.

          (B) Integrated Transactions.  In case any Option is issued in
              -----------------------
     connection with the issue or sale of other securities of the Issuer, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.001.

          (C) Treasury Shares.  The number of shares of Common Stock
              ---------------
     outstanding at any given time does not include shares owned or held by or for the account of the Issuer, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

          (D) Record Date.  If the Issuer takes a record of the holders of
              -----------
     Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (vii) Certain Events.  If any event occurs of the type contemplated by the
           --------------
provisions of Section 4.5(g) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Issuer's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, or assigns, of this Security; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 4.5(g).

     (viii) Notices.  The Issuer shall give the Holder written notice of the
            -------
occurrence of any of the events specified in paragraphs (i), (ii), (iii) or (iv) above as soon as practicable, but in no event later than three (3) Business Days, after such event and shall publicly disclose such event prior to or concurrently with the giving of such notice. Such notice shall contain at least: (A) a description of the event, (B) the adjusted Conversion Price with a reference to the applicable paragraph in Section 4.5(g) hereof, (C) the dates of the five (5) Trading Day period during which the adjusted Conversion Price is in effect.

     h. Delay in Payment to Holder.  If the Issuer fails for any reason,
        --------------------------
voluntarily or involuntarily (including, without limitation, the Issuer's failure to make payments which, but for Article VI, would be due and payable and required to be made to the Holder), to pay any amount of money to the Holder (including, without limitation, the principal of or interest on the Security, default interest, penalties or liquidated damages) in full on the date such amount is due to the Holder (the "Payment Due Date"), then, as partial relief
                                  ----------------
for the delay in such payment to the Holder (which remedy shall not be exclusive of any other remedies available at law or in equity and shall not excuse or waive the Issuer's obligation to make such payment), from and after the Payment Due Date the Conversion Price in effect on the Payment Due Date shall be adjusted to the lesser of (i) the Conversion Price in effect on the Payment Due Date and (ii) 80% of the lowest Per Share Market Value on any day during the period beginning on and including the Payment Due Date and ending on the including the date, if ever, the Issuer pays in full to the Holder all amounts the Issuer's failure of which to pay is the basis for this adjustment, subject to further adjustment pursuant to this paragraph or other provisions of the Security. No adjustments will be made under this paragraph if the Issuer's failure to pay is due solely to delays caused by the Securities and Exchange Commission, so long as the Issuer has not breached or failed to observe or perform any covenant or agreement contained in this Security, the Purchase Agreement or the Registration Rights Agreement.

     4.6. Nasdaq Limitation. If on any date (the "Determination Date") (a) the
          -----------------                       ------------------
Common Stock is listed for trading on Nasdaq or the Nasdaq SmallCap Market, (b) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the then outstanding principal amount of the Securities as if all such Securities were converted on such Determination Date (without regard to any limitations on conversions) and as payment of interest thereon, as would equal or exceed 20% of the number of shares of the Common Stock outstanding immediately prior to the Closing Date (the "Issuable Maximum"), and (c) the Issuer shall not have
                   ----------------
previously obtained the vote of the shareholders of the Issuer (the "Shareholder
                                                                     -----------
Approval"), if any, as may be required by the applicable rules and regulations
--------
of Nasdaq (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to the aggregate principal amount of the Securities then held by the Holders for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of such Holder's pro rata allocation (as described below) or the Issuable Maximum (the "Excess
                                                                   ------
Principal") the Issuer may elect to prepay cash to the Holders in an amount
---------
equal to the Mandatory Prepayment Amount. Any such election by the Issuer must be made in writing to the Holders within five (5) Trading Days after the first such Determination Date and the payment of such Mandatory Prepayment Amount applicable to such prepayment must be made in full to the Holders with ten (10) Business Days after the date such notice is delivered. If the Issuer does not deliver timely a notice of its election to prepay under this Section or shall, if it shall have delivered such a notice, fail to pay the prepayment amount hereunder within ten (10) Business Days thereafter, then each Holder shall have the option by written notice to the Issuer, to, if applicable, declare any such notice given by the Issuer, if given, to be null and void and require the Issuer to either: (i) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request unless the Issuer has previously used its best efforts to, but has failed to, obtain such approval (provided, that if the Issuer shall fail to obtain the Shareholder Approval during such 60-day period, the Holder may demand the cash payment set forth in Section 4.6(ii) herein) or
(ii) pay cash to such Holder, within five (5) Business Days of such Holder's notice, in an amount equal to the Mandatory Prepayment

Amount for such Holder's portion of the Excess Principal. The payment of the Mandatory Prepayment Amount to each Holder pursuant to this Section shall be determined on a pro rata basis upon the principal amount of the Securities held by such Holder on the Determination Date which is in excess of the pro rata allocation of the Issuable Maximum. If the Issuer fails to pay the Mandatory Prepayment Amount in full pursuant to this Section within five Business Days after the date payable, the Issuer will pay interest thereon at a rate of 20% per annum to the converting Holder, accruing interest daily from the date of conversion until such amount, plus all such interest thereon, if any, is paid in full. Until the Issuer has received the Shareholder Approval no Holder of the Securities shall be issued, upon conversion of Securities, shares of Common Stock in an amount greater than such Holder's allocated portion of the Issuable Maximum pursuant to Section 4.15.

     In no event shall the Issuer be required to issue shares of Common Stock upon conversion of the Securities if such issuance would violate the rules of Nasdaq. In the event that any Holder's pro rata allocation amount is exceeded on any Determination Date and the Shareholder Approval has not been obtained, the Holders of at least a majority of the principal amount of the Securities then outstanding, including any Securities submitted for redemption pursuant to
Article V hereof with respect to which the applicable Redemption Price has not been paid, may direct to Issuer to immediately delist the Common Stock from Nasdaq or the Nasdaq SmallCap Market or from any other exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such Holders' option, traded in the electronic bulletin board or the "pink sheets".

     4.7. Restriction on Conversion by Either the Holder or the Issuer.
          ------------------------------------------------------------
Notwithstanding anything herein to the contrary, in no event shall any Holder or the Issuer have the right or be required to convert any or all of the aggregate principal amount and interest accrued thereon of this Security if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates would exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of this
Section 4.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

     4.8. Officer's Certificate. Whenever the number of shares purchasable upon
          ---------------------
conversion shall be adjusted as required by the provisions of Section 4.5, the Issuer shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Issuer and by the secretary or any assistant secretary of the Issuer. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of the Securities and the Issuer shall, forthwith after each such adjustment, mail a copy, by first class mail, of such certificate to the each of the Holders.

     4.9. Reservation of Shares. The Issuer covenants that it will at all
          ---------------------
times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of the Securities as herein provided, such number of shares of the Common Stock as shall then be issuable upon the conversion of all outstanding Securities into Common Stock in accordance with Section 3.6(b) of the Purchase Agreement (the "Reserved Amount"). The Issuer covenants that all shares of the Common Stock
 ---------------
issued upon conversion of the Security which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.

     If, at any time a Holder of this Security submits a Notice of Conversion, and the Issuer does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article IV (a "Conversion Default"), subject to Section 4.15, the Issuer
                    ------------------
shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Security which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount")
                                                             -------------
shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Issuer to permit such conversion at which time the Conversion Price in respect thereof shall be the lesser of (i) the Per Share Market Value on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. In addition, the Issuer shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (x)
  ---------------------------
the sum of (1) the then outstanding principal amount of this Security plus (2) accrued and unpaid interest on the unpaid principal amount of this Security through the Authorization Date (as defined below) plus (3) Default Interest, if any, on the amounts referred to in clauses (1) and/or (2), multiplied by (y)
 .24, multiplied by (z) (N/365), where N equals the number of days from the day the holder submits a Notice of conversion giving rise to a Conversion Default (the "Conversion Default Date") to the date (the "Authorization Date") that the
      -----------------------                     ------------------
Issuer authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Security. The Issuer shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Issuer or that the Issuer otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Issuer shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock following the Authorization
Date) at the applicable Conversion Price, at the Holder's option, as follows:

     (a) In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) Business Day of the month following the month in which it has accrued; and

     (b) In the event Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the lesser of the Conversion Price (as in effect at the time of conversion) and the Per Share Market Value (on the fifth day of the month referred to below) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article IV (so long as there is then a sufficient number of authorized shares of Common Stock).

     The Holder's election shall be made in writing to the Issuer at any time prior to 9:00 p.m., New York City Time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the conversion Default Payments) for the Issuer's failure to maintains a sufficient number of authorized shares of Common Stock, and each Holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

     4.10. Compliance With Governmental Requirements. The Issuer covenants that
           -----------------------------------------
if any shares of Common Stock required to be reserved for purposes of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Issuer will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

     4.11. Fractional Shares.  Upon a conversion hereunder, the Issuer shall not
           -----------------
be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Issuer elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     4.12. Payment of Tax Upon Issue or Transfer.  The issuance of certificates
           -------------------------------------
for shares of the Common Stock on conversion of the Securities shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Securities so converted and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     4.13. Notices.  Any notice or other communication required or permitted to
           -------
be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. EST where such notice is to be received), or the first Business Day following such delivery (if received after 8:00 p.m. EST where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are
(i) if to the Issuer to AgriBioTech, Inc., 120 Corporate Park Drive, Henderson, Nevada 89014, Attn: Dr. Johnny R. Thomas, Chief Executive Officer, fax no. (888) 800-4841, with copies to Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, Attn: Elliot Lutzker, fax no. (212) 949-7052 and (ii) if to any Holder to the address set forth on Schedule II to the Purchase Agreement with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, Attn: James Kaye, fax no. (212) 872-1002 or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     4.14. Limitations on Liens.  The Issuer will not and will not permit any of
           --------------------
its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

     4.15. Allocations of Issuable Maximum and Reserved Amount.  The Issuable
           ---------------------------------------------------
Maximum and Reserved Amount shall be allocated pro rata among the holders of Debentures based on the principal amount of such Debentures issued to each holder. Each increase to the Issuable Maximum and Reserved Amount shall be allocated pro rata among the holders of Debentures based on the principal amount of such Debentures held by each holder at the time of the increase in the Issuable Maximum or Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Issuable Maximum and Reserved Amount. Any portion of the Issuable Maximum or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata, based on the principal amount of such Debentures then held by such Holders.

     4.16. Repayment of the Overdraft.  If the Issuer shall default (which shall
           --------------------------
include any event that with the passage of time or giving of notice or both would constitute an event of default) in the payment of any amount due with respect to the overdraft (the "Overdraft") owed to all lenders under the Loan and Security Agreement, dated June 23, 1998, among Bankamerica Business Credit, Inc., as agent, and the lenders and the administrative agent named therein (as such agreement may have been amended, modified or restated), then the Conversion Price shall adjust to the lesser of (i) the Conversion Price in effect on the day of such default and (ii) the Per Share Market Value on the date of such default. On every fifth (5th) Trading Date while such default has not been cured, the Conversion Price shall adjust to the lesser of (i) the Conversion Price in effect on such Trading Date and (ii) the Per Share Market Value on such Trading Date. The Company shall give prompt notice (not later than 1 day) of the occurrence of any default with respect to the Overdraft.

                                   ARTICLE V

                              OPTIONAL REDEMPTION

     5.1. Optional Redemption.  The Security will not be redeemable at the
          -------------------
option of the Issuer prior to June 30, 1999. So long as (i) no Event of Default (or any event that with the passage of time or giving of notice or both would constitute an Event of Default) shall have occurred and be continuing and no Determination Date shall have occurred, (ii) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) days prior to the Redemption Notice Date (as defined below) and (iii) the Issuer has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Debentures, on each of the dates listed below (each, "Redemption Notice Date"), the principal amount of the Security will be
 ----------------------
redeemable at the option of the Issuer, in whole at any time or in part from time to time, at the following prices (a "Redemption Price") (expressed in
                                          ----------------
percentages of the principal amount thereof) in each case together with interest accrued to the redemption date (subject to the right of the Holder on the Record Date to receive interest due on the Interest Payment Date):


Redemption Notice Date                         Percentage
----------------------                         ----------
June 30 1999                                      120%
December 30, 1999                                 135%
June 30, 2000                                     150%
December 30, 2000                                 165%
June 30, 2001                                     180%

     5.2. Reset of Conversion Price.  In the event that the Issuer does not
          -------------------------
deliver a Notice of Issuer Redemption (as defined below) on the applicable Redemption Notice Date or does not redeem all the outstanding Securities on the applicable Redemption Date, the Conversion Price of the Securities outstanding shall be reset, at the option of the Holder to an amount equal to closing bid price on the last Trading Day immediately preceding such Redemption Notice Date but only if such closing bid price is lower than the Conversion Price then in effect, as further adjusted for any adjustments previously made pursuant to
Article IV hereof and such Conversion Price as reset shall be subject to adjustments pursuant to Artivle IV hereof.

     5.3. Mechanics of Redemption. The Issuer shall exercise its right to redeem
          -----------------------
by delivering written notice by facsimile and overnight courier ("Notice of
                                                                  ---------
Issuer Redemption") to each Holder on the Redemption Notice Date.  Such Notice
-----------------
of Issuer Redemption shall indicate (A) the maximum, if any, aggregate dollar amount of Redemption Price which the Issuer will pay for any Redemption, (B) each Holder's pro rata allocation of such maximum amount, (C) the Redemption Price, and (D) confirm the date ("Redemption Date") the Issuer shall effect the
                                  ---------------
Redemption, which date shall be not
less than five (5) Business Days and not more than sixty (60) calendar days after the Redemption Notice Date. If the Issuer elects not to redeem all the Securities outstanding, the Issuer shall allocate for redemption from each Holder an amount of the Redemption Price equal to such Holder's pro rata amount (based on the principal amount of the Security held by such Holder on the date of the Notice of Issuer Redemption relative to the total principal of the Securities outstanding on such date). Notwithstanding anything in this Section 5.3, the Issuer shall convert any Security pursuant to Section 4 if the Conversion Notice for a Security submitted for conversion is (i) before the Redemption Date, (ii) for a Conversion Price greater than or equal to the Redemption Price (appropriately adjusted in accordance with the terms hereof) or
(iii) in excess of such Holder's pro rata allocation of the maximum Redemption Price indicated in its Notice of Issuer Redemption.

     5.4. Payment of Redemption Price.  The Issuer shall pay the applicable
          ---------------------------
Redemption Price to the Holder of the Securities being redeemed in cash on the Redemption Date. If the Issuer shall fail to pay the applicable Redemption Price to such Holder within three Trading Days after the Redemption Date, in addition to any remedy such Holder may have under this Debenture and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month until paid in full. Until the Issuer pays such unpaid applicable Redemption Price in full to each Holder, each Holder submitted for redemption pursuant to this Section 5 and for which the applicable Redemption Price has not been paid, shall have the option, in lieu of redemption, (A) to require the Issuer to promptly return to such Holder all of the Securities that were submitted for redemption by such Holder under this Section 5 and for which the applicable Redemption Price has not been paid or (B) to convert those Securities for which the applicable Redemption Price has not been paid at a Conversion Price equal to the lesser of (I) the Conversion Price applicable to such conversion on the Redemption Date and (II) the lowest Per Share Market Value from the Redemption Date to the date the Holder gives a Void Redemption Notice by sending written notice thereof to the Issuer via facsimile (the "Void
                                                                    ----
Redemption Notice").  Upon the Issuer's receipt of such Void Redemption
-----------------
Notice(s) requesting the return of the Securities and prior to payment of the full applicable Redemption Price to each Holder, (i) the redemption shall be null and void with respect to those Securities submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Issuer shall immediately return any Securities submitted to the Issuer by each Holder for redemption under this Section 5 and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned Securities shall be adjusted to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Securities were originally presented for redemption and (II) the lowest Per Share Market Value from the Redemption Date to the date the Holder gives a Void Redemption Notice. If the Issuer fails to timely effect a redemption in accordance with this Section 5, the Issuer shall not be allowed to submit another Notice of Issuer Redemption without (i) the prior written consent of Holders of at least two-thirds (2/3) of the principal amount of the Securities then outstanding or (ii) evidence reasonably satisfactory to Holders of at least two-thirds (2/3) of the principal of the Securities then outstanding that the Issuer has immediately available funds for the redemption procedure.

                                  ARTICLE VI

                          SUBORDINATION OF SECURITIES

     6.1. Securities Subordinate to Senior Indebtedness.  The Issuer covenants
          ---------------------------------------------
and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

     6.2. No Payment on Securities in Certain Circumstances.
          -------------------------------------------------

     a. No payment or distribution of cash or property (other than Common Stock of the Issuer or other securities of the Issuer that are subordinated to Senior Indebtedness to at least the same extent as the Securities) of the Issuer will be made on account of principal of or interest on the Securities, or to defease or acquire any of the Securities, or on account of the redemption provisions of the Securities and no action shall be taken (judicial or otherwise) to collect any such payment or distribution (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all Senior Indebtedness shall first be paid in full in cash, or such payment duly made in a manner satisfactory to the holders of such Senior Indebtedness or (ii) in the event that the Issuer defaults in the payment of any principal of, premium, if any, or interest on or any other amounts payable on or due in connection with any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been waived in writing by the holders of the Senior Indebtedness.

     b. If any default other than a default contemplated by Section 6.2(a)(ii)
                       ----- ----
above shall have occurred and be continuing that would permit the holders of the Senior Indebtedness to accelerate the maturity of Senior Indebtedness, upon written notice (a "Payment Blockage Notice") of the default given to the Issuer
                   -----------------------
and the Holders by the holders of, or an agent, trustee or other representative for, such Senior Indebtedness, then, unless and until such default has been waived in writing, no payment or distribution of cash or property (other than Common Stock of the Issuer or other securities of the Issuer that are subordinated to Senior Indebtedness to at least the same extent as the Securities) shall be made by the Issuer with respect to the principal of or interest on the Securities or on account of redemption of the Securities or to acquire or repurchase any of the Securities for cash or property other than Common Stock of the Issuer, and no action shall be taken (judicial or otherwise) to collect any such payment or distribution. If such Senior Indebtedness is not declared due and payable within 180 days after written notice of the event of default is given, promptly after the end of the 180-day period the Issuer will pay all sums due in respect of the Securities and not paid during the 180-day period. Payments on the Securities may and shall be resumed in the case of a payment default only upon the date on which such default is waived in writing by the holders of the

Senior Indebtedness or their agent. During any 360-day consecutive period, only one such period during which payment with respect to the Securities may not be made as the result of a Payment Blockage Notice may commence and the duration of such period may not exceed 180 days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holders shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

     c. If any payment or distribution of assets of the Issuer is received by any Holder in respect of the Securities at a time when that payment or distribution should not have been made because of paragraph (a) or (b) of this
Section 6.2, and provided that prior to the Issuer's disbursement of such distribution or payment, the Holders shall have received a written notice from the Issuer or from an agent or representative for one or more holders of Senior Indebtedness, such payment or distribution will be received and held and will be paid over to the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

     6.3. Securities Subordinated to Prior Payment of all Senior Indebtedness on
          ----------------------------------------------------------------------
Dissolution, Liquidation or Reorganization.  Upon any distribution of assets of
------------------------------------------
the Issuer upon any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership or similar proceedings relating to the Issuer or its property or upon an assignment for the benefit of creditors or any marshalling of the Issuer's assets or liabilities or otherwise):

     a. the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal of and interest due on Senior Indebtedness (including interest accruing after the commencement of a bankruptcy or insolvency at the rate specified in the applicable Senior Indebtedness documents and including, without limitation, in respect of premiums, indemnities or otherwise, and all indebtedness under the Credit Facility which is disallowed, avoided or subordinated pursuant to Section 548 of Title 11, United States Code or any applicable state fraudulent conveyance law) before the Holders are entitled to receive any payment or distribution on account of the principal of or interest on the Securities;

     b. any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (except that Holders may receive securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness), to which Holders would be entitled except for the provisions of this Section 6.3 will be paid by the liquidating trustee or agent or other persons make such a payment or distribution directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives to the extent necessary to make or provide for payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision for that payment or distribution; and

     c. if, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (except that Holders may receive securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness) is received by the Holders on account of the principal of or interest on the Securities before all Senior Indebtedness is paid in full, such payment or distribution will be received and held in trust for and will be forthwith paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representatives for application (in the cash of cash) to, or as collateral (in the case of non-cash property or securities) for the payment of such Senior Indebtedness until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

     The Issuer will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors.

     6.4. Subrogation to Rights of Holders of Senior Indebtedness.  Subject to
          -------------------------------------------------------
the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full; and, for the purposes of such subrogation:

     a. no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Article VI and no payment pursuant to the provisions of this Article VI to the holders of Senior Indebtedness by the Holders shall, as between the Issuer, its creditors (other than holders of Senior Indebtedness) and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness; and

     b. no payment or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provision of this Article VI, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Issuer to or for the account of the Securities.

     6.5. Provisions Solely to Define Relative Rights.  The provisions of this
          -------------------------------------------
Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Security or in the Securities is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional to pay to the Holders of the Securities the principal of (any premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Issuer of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Indebtedness; or (c) prevent the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Security, subject to the rights, if any, under this Article VI of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Holder upon the exercise of any such remedy.

     6.6. Right to File Proof of Claim.  In the event of any dissolution,
          ----------------------------
winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon any assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Issuer, with respect to the filing of a claim for the unpaid balance of any Holder's Securities in the form required in those proceedings, if the Holder does not file a proper claim or proof of debt in the form required in such proceeding at least thirty (30) days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness and their agents, trustees, or other representatives (including, without limitation, any agent under the Credit Facility) are hereby authorized to have the right to file, and are hereby authorized to file, an appropriate claim for and on behalf of each such Holder.

     6.7. No Waiver of Subordination Provisions.  No right of any present or
          -------------------------------------
future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Security, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

     6.8. Notice to Holders.  The Issuer shall give prompt written notice to the
          -----------------
Holders of any fact known to the Issuer which would prohibit the making of any payment to or by the Holders in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Security, the Holders shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Holders in respect of the Securities, unless and until the Holders shall have received written notice thereof from the Issuer or a holder of Senior Indebtedness; and, prior to the receipt of any such written notice, the Holders shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Holders shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, and premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Holders shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

     The Holders shall be entitled to rely on the delivery to them of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative thereof) to establish that such notice has been given by a holder of Senior Indebtedness (or representative thereof). In the event that the Holders determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness (or a representative thereof) to participate in any payment or distribution pursuant to this Article, the Holders may request such Person to furnish evidence to the reasonable satisfaction of the Holders as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Holders may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     6.9. Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon
          --------------------------------------------------------------
the payment or distribution of assets of the Issuer referred to in this Article, the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of the creditors, agent or other Person making such payment or distribution, delivered to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

     6.10. No Adverse Modification to Security.  Neither the Holders nor the
           -----------------------------------
Issuer shall enter into any modification of the Securities which is in any way adverse to the holders of the Senior Indebtedness.

     6.11. Notice to Holders of Senior Indebtedness.  The Issuer will furnish to
           ----------------------------------------
the holders of Senior Indebtedness no less frequently than once per fiscal quarter, or at any time upon request therefor, a true and correct copy of the then most current Securities Register setting forth the names and addresses of the Holders as of such date.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1. Modification of Securities. The Securities may be modified without
          --------------------------
prior notice to any Holder upon the written consent of the Issuer and the Holders of more than 75% of the principal amount of the Securities then outstanding. The Holders of more than 75% of the principal amount of the Securities then outstanding may waive compliance by the Issuer with any provision of the Securities without prior notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not
(1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver, (2) reduce the principal amount of or extend the fixed maturity of any Security or (3) make any Security payable in money or property other than as stated in the Securities.

     7.2. Miscellaneous. This Security shall be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Security, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder of this Security by acceptance of this Security agrees to be bound by the provisions of this Security which are expressly binding on such Holder.

     7.3. Rank and Subordination.  Except as expressly provided herein, no
          ----------------------
provision of this Security shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Security at the time, place, and rate, and in the coin or currency (or, as provided herein, in Common Stock), herein prescribed. This Security is a direct obligation of the Issuer.

     7.4. Securities Owned by Issuer Deemed Not Outstanding. In determining
          -------------------------------------------------
whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Security, Securities which are owned by the Issuer or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Securities owned by the Purchasers shall be deemed outstanding for purposes of making such a determination. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Issuer the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities.

     7.5. Notice to Securityholders Prior to Taking Certain Types of Action. In
          -----------------------------------------------------------------
case:

     a. the Issuer shall authorize the issuance, at any time from and after the Original Issue Date, to all holders of any class or series of its Capital Stock, of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

     b. the Issuer shall authorize, at any time from and after the Original Issue Date, the distribution to all holders of any class or series of its Capital Stock, of evidences of its indebtedness or assets;

     c. of any subdivision, combination or reclassification of any class or series of Capital Stock of the Issuer at any time from and after the Original Issue Date or of any consolidation or merger to which the Issuer is a party and for which approval by the shareholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the Issuer; or

     d. of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer;

then the Issuer shall cause to be mailed to the holders of Securities, at their last addresses as they shall appear upon the registration books of the Issuer, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of record of such class or series of Capital Stock are to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of such class or series of Capital Stock record shall be entitled to exchange their stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.

     The failure to give the notice required by this Section 7.5 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.

     7.6. Effect of Headings. The Section headings herein are for convenience
          ------------------
only and shall not affect the construction hereof.

     7.7. No Rights as Stockholder.  This Security shall not entitle the Holder
          ------------------------
to any rights as a stockholder of the Issuer, including without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of stockholders or any other proceedings of the Issuer, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     7.8. Failure or Indulgence Not Waiver.  No failure or delay on the part of
          --------------------------------
the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.



                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

                            SIGNATURE PAGES FOLLOW.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date hereof.

                                            AGRIBIOTECH, INC.



                                            By _________________________________
                                            Name:  Johnny R. Thomas
                                            Title: Chief Executive Officer

Dated as of:  December 30, 1998

Attest:


____________________________
Name:

                                                                       EXHIBIT A

                                  AGRIBIOTECH
                               CONVERSION NOTICE


     Reference is made to the Debenture issued by AgriBioTech (the "Debenture"). In accordance with and pursuant to the Debenture, the undersigned hereby irrevocably elects to convert the principal amount of the Debenture, indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Issuer, by tendering the Debenture specified below as of the date specified below.

Date of Conversion:_____________________________________________________________

Aggregate Principal Amount to be converted:_____________________________________

Debenture no(s). of Debenture to be converted:__________________________________

Please confirm the following information:

Conversion Price:_______________________________________________________________

Number of shares of Common Stock to be issued:__________________________________

Please issue the Common Stock into which the Debenture is being converted and, if applicable, any check drawn on an account of the Issuer in the following name and to the following address:

Issue to:_______________________________________________________________________
Facsimile Number:_______________________________________________________________
Authorization: By:_______________________________
Title:

Dated:_______________________________


Account Number (if electronic book entry transfer):_____________________________ Transaction Code Number (if electronic book entry transfer):____________________